UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2026

LB Pharmaceuticals Inc

(Exact name of registrant as specified in its charter)

Delaware	001-42831	81-1854347
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Pennsylvania Plaza, Suite 1025 New York, NY		10119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 605-0300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LBRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On September 3, 2026, LB Pharmaceuticals Inc (the “Company”) announced that Joseph M. Miller has been appointed to serve as the Company’s Chief Financial Officer, effective as of September 2, 2026 (the “Start Date”).

Mr. Miller, age 52, has over two decades of experience in both public and private biotech and commercial stage companies across the health sciences, biotech, and pharmaceutical sectors. Most recently. Mr. Miller served as the Chief Financial Officer of Aurinia Pharmaceuticals Inc., a public biopharmaceutical company focused on delivering therapies to individuals with autoimmune diseases, from April 2020 to March 2026. Prior to that, Mr. Miller served as Chief Financial Officer, Principal Executive Officer, and Corporate Secretary at Avalo Therapeutics Inc. (formerly Cerecor, Inc.), a publicly traded biotech company. Before Cerecor, he was the Vice President of Finance at Sucampo Pharmaceuticals, Inc., where he was responsible for building out the finance organization to effectively support the company’s rapid growth. Before Sucampo, Mr. Miller served in various progressive finance and management roles at QIAGEN N.V., and Eppendorf AG. He began his career in the audit practice of KPMG LLP. Mr. Miller earned his B.S. in accounting from Villanova University and is a Certified Public Accountant.

In connection with Mr. Miller’s employment, the Company entered into an employment agreement (the “Employment Agreement”), which sets forth certain terms of Mr. Miller’s employment. Pursuant to the Employment Agreement, Mr. Miller is entitled to an initial annual base salary of $530,000 (the “Annual Base Salary”) and an annual discretionary bonus with a target amount equal to 40% of his annual base salary (the “Target Bonus”). The employment of Mr. Miller is “at will” and the Employment Agreement continues until terminated by either party.

As provided in the Employment Agreement, Mr. Miller is eligible to participate in the employee benefit plans generally available to the Company’s employees, and is subject to customary confidentiality covenants, as well as a non-solicitation covenant for a period of 12 months following his termination of employment.

Pursuant to the terms of the Employment Agreement, subject to approval by the Board, the Company will grant Mr. Miller an option outside, but subject to the terms, of the Company’s 2025 Equity Incentive Plan (the “Plan”) to purchase 200,000 shares of the Company’s common stock (the “Option”). The Option will vest over four years, with 25% of the shares subject to the Option vesting on the first anniversary of the Start Date and the remaining shares vesting monthly thereafter, subject to Mr. Miller’s continued service to the Company through each applicable vesting date. The Option will be granted as an inducement material to Mr. Miller entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). Mr. Miller has not previously been an employee or director of the Company.

Mr. Miller is entitled to certain severance benefits, subject to specific requirements, including signing and not revoking a separation agreement and release of claims. Cause, change of control, disability and good reason are defined in the Employment Agreement.

If within three months before or within 12 months following a change of control, Mr. Miller is terminated by the Company without cause (and not due to death or disability) or he resigns for good reason, Mr. Miller will be entitled to: (a) a lump sum payment equal to the sum of (i) one year of his Annual Base Salary then in effect and (ii) 150% of his Target Bonus for the year of termination; (b) reimbursement of COBRA premiums for up to 12 months; and (d) acceleration of all of his unvested and outstanding equity awards.

If Mr. Miller is terminated by the Company without cause (and not due to death or disability) or he resigns for good reason other than during the change in control period described above, Mr. Miller will be entitled to: (a) nine months of his Annual Base Salary then in effect, paid as salary continuation over nine-month period, and (b) reimbursement of COBRA premiums for up to nine months.

There are no arrangements or understandings between Mr. Miller and any other person pursuant to which Mr. Miller was selected as the Company’s Chief Financial Officer. Other than with respect to the Employment Agreement, there are no transactions to which the Company is a party and in which Mr. Miller has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Miller has no family relations with any directors or executive officers of the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

In connection with his appointment as Chief Financial Officer, the Company will enter into its standard form of indemnification agreement with Mr. Miller, a copy of which was filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The Company elected to delay the filing of the disclosure of Mr. Miller’s appointment until the public announcement of his appointment in accordance with the instruction to paragraph (c) of Item 5.02(c) of Form 8-K.

Item 7.01	Regulation FD Disclosure.

On September 3, 2026, the Company issued a press release announcing the appointment of Mr. Miller as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 3, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LB Pharmaceuticals Inc

By:	/s/ Heather Turner
Heather Turner Chief Executive Officer

Dated: September 3, 2026

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